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                                                                      EXHIBIT 5



          OPINION OF COUNSEL REGARDING LEGALITY AND CONSENT OF COUNSEL


                     LETTERHEAD OF GAMBRELL & STOLZ, L.L.P.


                                 July 21, 1997



International CompuTex, Inc.
5500 Interstate North Parkway, Suite 507
Atlanta, Georgia 30328-4662

        Re: 1996 Stock Option Plan and 1995 Restricted Nonqualified Incentive Stock Option Plan

Ladies and Gentlemen:

     We have acted as counsel to International CompuTex, Inc. (the "Company") in connection with the registration with the Securities and Exchange Commission on Form S-8 of 500,000 shares of the Company's common stock, $.001 par value (the "Shares"), which will be issuable upon exercise of options granted under the above-referenced stock option plans (the "Plans"). In connection with that registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the common stock, the Articles of Incorporation of the Company and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

     Based upon that review, it is our opinion that the Shares, when issued in conformance with the terms and conditions of the Plans, will be legally issued, fully paid and nonassessable under the Georgia Business Corporation Code.
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International CompuTex, Inc.
Page 2.
July 21, 1997


     We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

     We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the registration statement.

                                       Very truly yours,

                                       GAMBRELL & STOLZ, L.L.P.


                                       By: /s/ Henry B. Levi
                                           -----------------
                                           Henry B. Levi